LG CNS and D-Wave Announce Strategic Relationship to Advance Quantum Optimization Adoption in South Korea
Companies to combine commercial quantum computing technology with enterprise optimization expertise to accelerate quantum use case identification, development and deployment in Asia
SEOUL, South Korea, and PALO ALTO, Calif. – October 28, 2026 – D-Wave Quantum Inc. (NASDAQ: QBTS) (“D-Wave” or the “Company”), the only dual-platform quantum computing company providing both annealing and gate-model systems, software and services, and LG CNS Co., Ltd. (“LG CNS”), a leading AI transformation company in South Korea, today announced that the companies have signed a non-binding memorandum of understanding (“MOU”) to advance the adoption of quantum computing for enterprise optimization in South Korea and international markets. The collaboration will focus on applying D-Wave’s annealing quantum computing technology to complex optimization challenges, with the goal of moving applications from proof of concept into production.

D-Wave CEO Dr. Alan Baratz and LG CNS President and CEO Hyun Shin-Gyoon announced the MOU onstage at D-Wave’s Qubits Asia conference in Seoul today. The companies intend to combine D-Wave’s annealing quantum computing technologies with LG CNS’s industry expertise, mathematical optimization capabilities and systems integration experience to develop applications for customers in manufacturing, telecommunications, finance and retail. The companies also intend to pursue joint go-to-market opportunities.
LG CNS brings extensive mathematical optimization expertise across industries, including manufacturing and the public sector, with end-to-end capabilities spanning problem definition, mathematical modeling, algorithm validation and real-world implementation. LG CNS has also been conducting research on applying mathematical optimization and quantum computing to real-world industrial challenges, including image reconstruction and inspection and the detection of underground anomalies.
“To generate meaningful results from quantum computing in industrial settings, quantum technology must be supported by a deep understanding of industries and strong optimization capabilities,” said Hyun Shin-Gyoon, CEO of LG CNS. “Through our collaboration with D-Wave Quantum, we will connect quantum computing to real-world customer problems and new business opportunities, accelerating the commercialization of related services.”

“D-Wave’s commercial-grade annealing quantum computing technology is driving positive business outcomes for customers today,” said Dr. Alan Baratz, CEO of D-Wave. “LG CNS understands both the optimization problems enterprises need to solve and the systems those solutions must work within. By combining that expertise with our technology, we intend to help enterprises in South Korea and beyond move from evaluating quantum computing to deploying applications that deliver measurable business value.”
Optimization underpins critical business decisions, from scheduling factory production and routing deliveries to allocating resources. As the number of variables and constraints grows, finding high-quality solutions within operational time limits becomes increasingly difficult. D-Wave’s annealing quantum computing technology is designed to address these challenges, with customers already running hybrid-quantum applications in production. The collaboration aims to bring that capability to LG CNS clients seeking to reduce costs, improve efficiency and respond faster to changing conditions.

Learn more about D-Wave’s quantum optimization technology here.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how

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D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

About LG CNS
LG CNS is a leading Korean AX (AI Transformation) company that continues to pioneer various emerging technologies, including AI, robotics, cloud computing, data center, and smart engineering, encompassing smart factories and smart logistics, as well as digital marketing. The company also leads the market through innovative system integration (SI) and system management (SM) capabilities across finance, manufacturing, the public sector, and various other industries. For more information, please visit https://www.lgcns.com.

Forward-Looking Statements
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Media Contact:
Alex Daigle
media@dwavesys.com

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